EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST COMPLETES REFINANCING OF
TWO MORTGAGE LOANS

DALLAS, February 24, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that it has successfully amended and extended its mortgage loan which is secured by the 140-room Hotel Indigo Atlanta in Atlanta, Georgia. Additionally, the Company has also refinanced its mortgage loan for the 226-room Le Pavillon Hotel in New Orleans, Louisiana.
The Hotel Indigo Atlanta loan had a final maturity in May 2022. The amended $16.1 million loan has a three-year initial term with two, one-year extension options, subject to the satisfaction of certain conditions. The loan is interest only during the initial term with 1% annual amortization payments during the extension periods. The loan provides for a floating interest rate of LIBOR + 2.25%, with the remaining terms of the loan essentially identical to the previous loan.
The Le Pavillon loan had a final maturity in June 2020. The new, non-recourse loan totals $37 million and has a three-year initial term with two, one-year extension options, subject to the satisfaction of certain conditions. The loan is interest only for the first four years of the loan term with $200,000 quarterly amortization payments in the fifth year. The loan provides for a floating interest rate of LIBOR + 3.40%.
In total, the combined loan amounts decreased from approximately $59.8 million to $53.1 million and the weighted average interest rate decreased from LIBOR + 4.51% to LIBOR + 3.05%.
“The completion of these two transactions enabled us to extend loan maturities while also reducing debt and significantly lowering interest expense,” said Douglas A. Kessler, Ashford Trust’s President and Chief Executive Officer. “It is another example of our focus on being proactive in our capital markets activities and balance sheet management.”
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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